Exhibit 24.1
POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Jody H. Feragen, Roland G. Gentzler, and LaNell K. Sunde with full power to each to act without the other, his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Hormel Foods Corporation (“Hormel”) for Hormel’s fiscal year ended October 29, 2006, and any or all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jeffrey M. Ettinger	President, Chief Executive Officer and Director	November 20, 2006
Jeffrey M. Ettinger	(Principal Executive Officer)

/s/ Michael J. McCoy	Executive Vice President, Chief Financial Officer and	November 20, 2006
Michael J. McCoy	Director (Principal Financial and Accounting Officer)

/s/ Gary J. Ray	Executive Vice President, Refrigerated Foods and	November 20, 2006
Gary J. Ray	Director

/s/ Joel W. Johnson	Chairman of the Board and Director	November 20, 2006
Joel W. Johnson

/s/ John R. Block	Director	November 20, 2006
John R. Block

/s/ E. Peter Gillette, Jr.	Director	November 20, 2006
E. Peter Gillette, Jr.

/s/ Luella G. Goldberg	Director	November 20, 2006
Luella G. Goldberg

/s/ Susan I. Marvin	Director	November 20, 2006
Susan I. Marvin

/s/ John L. Morrison	Director	November 20, 2006
John L. Morrison

/s/ Elsa A. Murano	Director	November 20, 2006
Elsa A. Murano

/s/ Robert C. Nakasone	Director	November 20, 2006
Robert C. Nakasone

/s/ Dakota A. Pippins	Director	November 20, 2006
Dakota A. Pippins

/s/ Dr. Hugh C. Smith	Director	November 20, 2006
Dr. Hugh C. Smith

/s/ John G. Turner	Director	November 20, 2006
John G. Turner